   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1999

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                          ---------------------------

                                   RETEK INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                             7372                            51-0392671
(State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)       Classification Code Number)          Identification Number)

                  MIDWEST PLAZA, 801 NICOLLET MALL, 11TH FLOOR
                             MINNEAPOLIS, MN 55402
                                 (612) 630-5700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                          ---------------------------

                                 JOHN BUCHANAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                   RETEK INC.
                        MIDWEST PLAZA, 801 NICOLLET MALL
                       11TH FLOOR, MINNEAPOLIS, MN 55402
                                 (612) 630-5700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ---------------------------

                                   Copies to:

                CHRISTOPHER D. DILLON                                          JOHN A. FORE
                 SHEARMAN & STERLING                                        KATHLEEN B. BLOCH
            1550 EL CAMINO REAL, SUITE 100                           WILSON SONSINI GOODRICH & ROSATI
                 MENLO PARK, CA 94025                                    PROFESSIONAL CORPORATION
                    (650) 330-2200                                          650 PAGE MILL ROAD
                                                                           PALO ALTO, CA 94304
                                                                              (650) 493-9300

                          ---------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-86841

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                                                PROPOSED
                                                                    AMOUNT TO BE                MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED              REGISTERED            OFFERING PRICE(1)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.....................       575,000 shares                $15.00
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

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

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               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Retek Inc. (the "Registrant") is filing this Registration Statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.01 per share ("Common Stock"), of the Registrant contemplated by the Registration Statement on Form S-1 (Reg. No. 333-86841) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on September 10, 1999, as amended by Amendment No. 1 thereto filed on October 8, 1999, Amendment No. 2 thereto filed on October 20, 1999, Amendment No. 3 thereto filed on October 26, 1999, Amendment No. 4 thereto filed on November 1, 1999, Amendment No. 5 thereto filed on November 12, 1999, Amendment No. 6 thereto filed on November 17, 1999 and Amendment No. 7 thereto filed on November 17, 1999, which was declared effective November 17, 1999 (the "Prior Registration Statement"). The Registrant is filing this Registration Statement for the sole purpose of increasing the number of shares of Common Stock offered by 500,000 shares, the number of additional shares the underwriters have an option to purchase by 75,000 and increasing the aggregate offering price to the public set forth in such Prior Registration Statement by $8,625,000. The contents of the Prior Registration Statement are incorporated herein by reference.

     The Registrant hereby certifies that its agent has instructed its bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from its agent's account to the Commission's account at Mellon Bank as soon as practicable, but no later than the close of the next business day following the filing of this Registration Statement. The Registrant further certifies that its agent will not revoke such instructions and has sufficient funds in such account to cover the amount of such filing fee.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 18, 1999.

                                          RETEK INC.
                                              *
                                          By:
                                          --------------------------------------

                                              Name: John Buchanan
                                              Title: Chairman, Chief Executive
                                                     Officer
                                                     and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                       DATE
                  ---------                                   -----                       ----

                      *                        Chairman, Chief Executive Officer    November 18, 1999
---------------------------------------------  and Director (Principal Executive
                John Buchanan                  Officer)

           /s/ GREGORY A. EFFERTZ              Vice President, Finance and          November 18, 1999
---------------------------------------------  Administration, Chief Financial
             Gregory A. Effertz                Officer, Treasurer and Secretary
                                               (Principal Financial and Accounting
                                               Officer)

                      *                        Director                             November 18, 1999
---------------------------------------------
              N. Ross Buckenham

                      *                        Director                             November 18, 1999
---------------------------------------------
                 Ward Carey

                      *                        Director                             November 18, 1999
---------------------------------------------
             Charles H. Gaylord

                      *                        Director                             November 18, 1999
---------------------------------------------
                Alex Way Hart

                      *                        Director                             November 18, 1999
---------------------------------------------
               Glen A. Terbeek

                      *                        Director                             November 18, 1999
---------------------------------------------
              Stephen E. Watson

         *By /s/ GREGORY A. EFFERTZ
   ---------------------------------------
             Gregory A. Effertz
              Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
 5.1      Opinion of Shearman & Sterling.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of PricewaterhouseCoopers LLP.
23.3      Consent of Shearman & Sterling (included in Exhibit 5.1).
24.1*     Power of Attorney.

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* Incorporated by reference to the Registrant's Registration Statement on Form
  S-1, as amended, File No. 333-86841.